As filed with the Securities and Exchange Commission on September 21, 2001
                                Securities Act Registration No. 333-
--------------------------------------------------------------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     ------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                     ------

                                V-FORMATION, INC.
             (Exact name of registrant as specified in its charter)

           New Jersey                                           22-3345169
---------------------------------                         ----------------------
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification number)
                             170 Beaver Brook Road
                             Lincoln Park, NJ 07035
                             ----------------------
               (Address of principal executive offices & Zip Code)

                    V-FORMATION, INC. 2001 STOCK OPTION PLAN
                            (Full Title of the Plan)
                                                              Copies to:
Richard Stelnick, Chief Executive Officer              Andrew I. Telsey, Esquire
V-Formation, Inc.                                      Andrew I. Telsey, P.C.
170 Beaver Brook Road                                  12835 East Arapahoe Road
Lincoln Park, NJ  07035                                Tower I, Penthouse
(Name & address of agent for service)                  Englewood, Colorado 80112
                                                       (303) 768-9221

                                 (973) 872-9400
          ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                        (CALCULATION OF REGISTRATION FEE)
--------------------------------------------------------------------------------
                                            Proposed   Proposed
                                 Amount     maximum    maximum      Amount of
Title of securities               to be     offering    aggregate  registration
to be registered               registered   price per  offering        fee
                                              Share      price
--------------------------------------------------------------------------------

Common Stock,                  3,000,000     $3.00*  $9,000,000     $2,376.00
no par value per share......     shares
--------------------------------------------------------------------------------

*Estimated for calculation of registration fee only, pursuant to Rule 457(h)(1), calculated on the basis of the most recent offering price of the Company's common stock.

In addition, pursuant to Rule 416(c) promulgated under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the V-Formation, Inc. 2001 Stock Option Plan described herein.

                   This Form S-8 consists of seventeen pages.
                  Exhibits are indexed beginning at page five.

--------------------------------------------------------------------------------

                          PART II. INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents heretofore filed by the Company with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated herein by reference:

     (1) The Company's Quarterly Report on Form 10-QSB for the three month period ended March 31, 2001, filed with the Commission on May 14, 2001;

     (2) The Company's Quarterly Report on Form 10-QSB for the six month period ended June 30, 2001, filed with the Commission on August 17, 2001;

     (3) The Company's Report on Form 8-K, filed with the Commission on or about April 20, 2001, which includes the Company's audited financial statements for the fiscal years ended December 31, 1999 and 2000; and

     (4) All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities than remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated hereby by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by referenced herein modifies or supersedes such statement.

Item 4.  Description of Securities.

     The Common Stock of the Company is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Neither the Company's Articles or Bylaws provide for the indemnification of any officer or director.

     Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors of the Company in the future, the Company understands that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and therefore unenforceable, In the event that a claim for indemnification for such liabilities (other than the payment by the Company of expenses paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by an officer or director for liabilities arising under the Act, the Company will (unless the question has already been determined by a precedent deemed to be controlling), submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     The following is a complete list of exhibits filed as a part of this Registration Statement and which are incorporated herein.

Exhibit No.

     4.1    V-Formation, Inc. 2001 Stock Option Plan

      5 Opinion of Andrew I. Telsey, P.C. regarding legality of the securities covered by this Registration Statement.

     24.1 The consent of Andrew I. Telsey, P.C., counsel for the Company, to the use of their opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such firm in this Registration Statement is contained in such opinion filed as Exhibit 5 to this Registration Statement.

     24.2   Consent of Horton & Company, L.L.C., independent auditors.

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising out of the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln Park, State of New Jersey, on September 18, 2001.

                                       V-FORMATION, INC.


                                       By:s/ Richard Stelnick
                                          --------------------------------------
                                       Richard Stelnick, Chief Executive Officer


                                       By:s/ Robert Miragliotta
                                          --------------------------------------
                                       Robert Miragliotta, Chief Financial
                                       Officer, Vice President and Treasurer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                                Signatures and Capacities:

Dated:  September 18, 2001                s/ Richard Stelnick
                                          --------------------------------------
                                          Richard Stelnick, Director

Dated:  September 18, 2001                s/ Robert Miragliotta
                                          --------------------------------------
                                          Robert Miragliotta, Director

Dated:  September 18, 2001                s/ Theodore Ellenis
                                          --------------------------------------
                                          Theodore Ellenis, Director

Dated:  September 18, 2001                s/ Joseph Colonese, Jr.
                                          --------------------------------------
                                          Joseph Colonese, Jr., Director

Dated:  September 18, 2001                s/ Nicholas Veenstra
                                          --------------------------------------
                                          Nicholas Veenstra, Director

Dated:  September 18, 2001                s/ Roger Vogel
                                          --------------------------------------
                                          Roger Vogel, Director

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln Park, State of New Jersey on September 18, 2001.

                                          V-FORMATION, INC.
                                          2001 STOCK OPTION PLAN


                                          By:s/ Robert Miragliotta
                                             -----------------------------------
                                          Robert Miragliotta, Plan Administrator

                                  EXHIBIT INDEX

     The following is a complete list of exhibits filed as a part of this Registration Statement and which are incorporated herein.

Exhibit No.                                                                Page

     4.1     V-Formation, Inc. 2001 Stock Option Plan                         6

      5      Opinion of Andrew I. Telsey, P.C. regarding legality of the
             securities covered by this Registration Statement.              13

     24.1    The consent of Andrew I. Telsey, P.C., legal counsel for
             the Company to the use of their opinion with respect to the legality of the securities covered by this Registration
             Statement and to the references to such firm in this
             Registration Statement is contained in such opinion filed
             as Exhibit 5 to this Registration Statement.                    13

     24.2    Consent of Horton & Company, L.L.C., independent auditors.      16

                                V-FORMATION, INC.
                                -----------------

                                   EXHIBIT 4.1
                                -----------------

                                V-FORMATION, INC.

                             2001 STOCK OPTION PLAN
                                -----------------

                                V-FORMATION, INC.

                             2001 STOCK OPTION PLAN


     On July   , 2001, the Board of Directors of V-Formation,  Inc.  adopted the following 2001 Stock Option Plan:

     1.  PURPOSE.  The  purpose  of  the  Plan  is  to  provide  Key  Employees,
non-employee   directors,   independent   contractors  and  consultants  with  a
proprietary interest in the Company through the granting of Options which will:

     (a) increase the interest of the Key Employees, non-employee directors, independent contractors and consultants in the Company's welfare;

     (b) furnish an incentive to the Key Employees, non-employee directors, independent contractors and consultants to continue their services for the Company; and

     (c) provide a means through which the Company may attract able persons to enter its employ, serve on its Board and render services to it.

     2. ADMINISTRATION. The Plan will be administered by the Committee.

     3. PARTICIPANTS. The Committee may, from time to time, select the particular Key Employees, non-employee directors, independent contractors and consultants of the Company and its Subsidiaries to whom Options are to be granted, and who will, upon such grant, become Participants in the Plan. The Committee has the authority, in its complete discretion, to grant Options to Participants. A Participant may be granted more than one Option under the Plan, and Options may be granted any time or times during the term of the Plan.

     4. STOCK OWNERSHIP LIMITATION. No Incentive Option may be granted to an Employee who owns more than 10% of the voting power of all classes of stock of the Company or its Parent or Subsidiaries. This limitation will not apply if the Option price is at least 100% of the fair market value of the Common Stock at the time the Incentive Option is granted and the Incentive Option is not exercisable more than five years from the date it is granted.

     5. SHARES SUBJECT TO PLAN. The Committee may not grant Options under the Plan for more than 3,000,000 shares of Common Stock and may not grant Options to any Participant for more than 2,500,000 shares of Common Stock, but these numbers may be adjusted to reflect, if deemed appropriate by the Committee, any stock dividend, stock split, share combination, recapitalization or the like of or by the Company. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an Option or otherwise are no longer subject to purchase pursuant to an Option granted under the Plan may be re-offered under the Plan.

     6. LIMITATION ON AMOUNT. The aggregate fair market value (determined at the date of grant) of the shares of Common Stock which any Key Employee is first eligible to purchase in any calendar year by exercise of Incentive Options granted under the Plan and all incentive stock option plans (within the meaning of Section 422 of the Code) of the Company or its Parent or Subsidiaries shall not exceed $100,000. For this purpose, the fair market value (determined at the date of grant of each option) of the stock purchasable by exercise of an Incentive Option (or an installment thereof) shall be counted against the $100,000 annual limitation for a Key Employee only for the calendar year such stock is first purchasable under the terms of the Incentive Option.

     7. ALLOTMENT OF SHARES. The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of Options to Key Employees, non-employee directors, independent contractors and consultants of the Company or its Subsidiaries. The grant of an Option to an individual shall not be deemed either to entitle the individual to, or to disqualify the individual from, participation in any other grant of Options under the Plan.

     8. GRANT OF OPTIONS. The Committee is authorized to grant Incentive Options, Non-qualified Options, or a combination of both, under the Plan; provided, however, Incentive Options may be granted only to Key Employees. The grant of Options shall be evidenced by Option Agreements containing such terms and provisions as are approved by the Committee, but not inconsistent with the Plan, including (without limitation) provisions that may be necessary to assure that any Option that is intended to be an Incentive Option will comply with
Section 422 of the Code. The Company shall execute Option Agreements upon instructions from the Committee. Except as provided otherwise in Sections 5 and 14 of the Plan, the terms of any Option Agreement executed by the Company shall not be amended, modified or changed without the written consent of the Company and the Participant.

     An Option Agreement may provide that the Participant may request approval from the Committee to exercise an Option or a portion thereof by tendering Qualifying Shares at the fair market value per share on the date of exercise in lieu of cash payment of the Option price. The Plan shall be submitted to the Company's shareholders for approval. Options may be granted under the Plan before the shareholders of the Company approve the Plan, and those Options will be effective when granted; but if for any reason the shareholders of the Company do not approve the Plan before one year from the date of adoption of the Plan by the Board (the "Shareholder Approval Deadline"), all Incentive Options granted under the Plan before the Shareholder Approval Deadline will be deemed to have been granted as Non-qualified Options. No Option granted before shareholder approval may be exercised, in whole or in part, before approval of the Plan by the shareholders of the Company.

     9. OPTION PRICE. The Option price for an Incentive Option shall not be less than 100% of the fair market value per share of the Common Stock (or 110% of such amount as required by Section 4 of the Plan), and at least the par value per share of Common Stock, on the date the Option is granted. The Option price for a Non-qualified Option shall be, as determined by the Committee, any price per share of the Common Stock that is greater than par value per share of the Common Stock. For purposes of the Plan, the fair market value of a share of the Common Stock shall be (i) if the Common Stock is traded in the over-the-counter market or on any securities exchange, the closing price or, if applicable, the average of the closing bid and ask prices per share of such Common Stock for the last business day immediately before the date the Option is granted, and (ii) if the Common Stock is not so traded, an amount determined by the Committee in good faith using any reasonable valuation method and based on such factors as it deems relevant to such determination.

     10. OPTION PERIOD. The Option Period will begin on the date the Option is granted, which will be the date the Committee authorizes the Option unless the Committee specifies a later date. No Option may terminate later than ten years (or five years as required by Section 4 of the Plan) from the date the Option is granted. The Committee may provide for the exercise of Options in installments and, subject to the provisions hereof, upon such terms, conditions and restrictions as it may determine. The Committee may provide for termination of the Option in the case of termination of employment, directorship or independent contractor or consultant relationship, or any other reason.

     11. RIGHTS IN EVENT OF DEATH OR DISABILITY. If a Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to termination of his right to exercise an Option in accordance with the provisions of his Option Agreement, the Option Agreement may provide that it may be exercised, to the extent of the shares with respect to which the Option could have been exercised by the Participant on the date of his death or disability,
(i) in the case of death, by the Participant's estate or by the

                                        2
person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant, or (ii) in the case of disability, by the Participant or his personal representative, provided the Option is exercised prior to the date of its expiration or not more than one year from the date of the Participant's death or disability, whichever first occurs. The date of disability of a Participant shall be determined by the Committee.

     12. TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP. Unless otherwise specified in the applicable option agreement, upon termination of the optionee's employment or other relationship with the Company, his rights to exercise such options then held by him shall be only as follows. However, in no case shall the time periods referred to below extend the term of the applicable option specified therein:

     (a) Retirement. Upon the retirement (either pursuant to a Company retirement plan, if any, or pursuant to the approval of the Company's Board) of an officer, director or employee, an outstanding option may be exercised (to the extent exercisable at the date of such retirement) by him within such period after the date of his retirement (provided that such period is no less than 30 days and no more than 90 days) as the Committee shall prescribe in the applicable option agreement.

     (b) Other Termination. In the event an officer, director or employee ceases to serve as an officer, director or leaves the employ of the Company for any reasons other than as set forth herein, any option which he holds shall remain exercisable (to the extent exercisable as of the date of such termination) until 90 days after the date of such termination.

     (c) Committee Discretion. The Committee may, in its sole discretion, accelerate the exercisability of any or all options upon termination of employment or cessation of services.

     13. PAYMENT. Full payment for shares purchased upon exercising an Option shall be made in cash or by check or, if the Option Agreement so permits and no legal or regulatory requirement imposed on the Company or covenant made by the Company is violated, by tendering Qualifying Shares at the fair market value per share at the time of exercise, or on such other terms as are set forth in the applicable Option Agreement. If the Common Stock is traded in the over-the-counter market or upon any securities exchange, the Committee may permit a Participant exercising an Option to simultaneously exercise the Option and sell a portion of the shares acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from the sale as payment of the Option price of the Common Stock being acquired by exercise of the Option. In addition, the Participant shall tender payment of the amount as may be reforested by the Company, if any, for the purpose of satisfying its statutory liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of an Option. No shares may be issued until full payment of the purchase price therefor has been made, and a Participant will have none of the rights of a shareholder with respect to those shares until those shares are issued to him.

     14. EXERCISE OF OPTION. Options granted under the Plan may be exercised during the Option Period, at such times, in such amounts, in accordance with such terms and subject to such restrictions as are set forth in the applicable Option Agreement. In no event may an Option be exercised or shares be issued pursuant to an Option if any requisite action, approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been taken or secured.

     15. CAPITAL ADJUSTMENTS AND REORGANIZATIONS.

     (a) The number of shares of Common Stock covered by each outstanding Option granted under the Plan and the Option price may be adjusted to reflect, as deemed appropriate by the Board, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger,

                                        3
          consolidation, separation, reorganization, liquidation or the like of or by the Company that is effected without receipt of consideration by the Company. For this purpose, the term effected without receipt of consideration shall not include conversion or exchange of any convertible or exchangeable securities of the Company.

     (b) In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Participant at least 20 days prior to such proposed action. To the extent that an Option has not been previously exercised, such Option shall terminate immediately before consummation of such proposed dissolution or liquidation.

     (c) If (i) the Company shall sell all or substantially all of its assets to an entity that is not an affiliate, as defined in Rule 405 promulgated under the Securities Act of 1933, as amended, of the Company immediately before that sale, (ii) the Company consummates a merger, consolidation, share exchange or reorganization with another corporation or other entity and, as a result of such merger, consolidation, share exchange or reorganization, less than a majority of the combined voting power of the outstanding securities of the surviving entity (whether the Company or another entity) immediately after such transaction is held in the aggregate by the holders of securities of the Company that were entitled to vote generally in the election of directors of the Company (or its successor) ("Voting Stock") immediately before such transaction, or (iii) when the Common Stock is traded in the over-the-counter market or on any securities exchange pursuant to a tender offer or exchange offer for securities of the Company, or in any other manner, any person or group within the meaning of the Securities Exchange Act of 1934, as amended (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any of its affiliates), acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 50% of the Voting Stock (the surviving corporation or purchaser described in this paragraph, the Purchaser, and any such event described in this paragraph, a Change of Control), then the Company shall negotiate in good faith to reach an agreement with the Purchaser that the Purchaser will either assume the obligations of the Company under the outstanding Options or convert the outstanding Options into options of at least quality value as to capital stock of the Purchaser; but if such an agreement is not reached, then the Options shall become fully vested and exercisable and the Company shall notify each Participant, not later than 20 days before the effective date of such Change of Control (except that in the case of a Change of Control under the clause (iii), notice shall be given as soon as practicable after the Change of Control), that his Option has become fully vested and exercisable, whether or not such Option shall then be exercisable under the terms of his Option Agreement. Any such arrangement relating to Incentive Options shall comply with the requirements of Section 422 of the Code and the regulations thereunder. To the extent that the Participants exercise the Options before or on the effective date of the Change of Control, the Company shall issue all Common Stock purchased by exercise of those Options, and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change of Control. Upon a Change of Control, where the outstanding Options are not assumed by the surviving corporation or the acquiring corporation, the Plan shall terminate, and any unexercised Options outstanding under the Plan at that date shall terminate.

     16. TAX WITHHOLDING. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutorily prescribed minimum amount of federal income taxes or other taxes with respect to the exercise of any Option granted under the Plan. If the Common Stock is traded in the over-the-counter market or upon any securities exchange, such rules and procedures may provide that the withholding obligation shall be satisfied by the Company withholding shares of Common Stock otherwise issuable upon exercise of an Option in shares of Common Stock in an amount

                                        4
equal to the statutorily prescribed minimum withholding applicable to the ordinary income resulting from the exercise of that Option.

     17. NON-ASSIGNABILITY. Unless otherwise permitted by the Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended (if applicable), and expressly permitted in the Option Agreement, an Option may not be transferred other than by will or by the laws of descent and distribution. Except in the case of the death or disability of a Participant, Options granted to a Participant may be exercised only by the Participant.

     18. INTERPRETATION. The Committee shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations.

     19. AMENDMENT OR DISCONTINUANCE. The Plan may be amended or discontinued by the Board or the Committee without the approval of the shareholders of the Company, except that any amendment that would either materially increase the number of securities that may be issued under the Plan or materially modify the requirements of eligibility for participation in the Plan must be approved by the shareholders of the Company.

     20. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, non-employee director, independent contractor or consultant any right to be granted an Option to purchase Common Stock or any other right except as may be evidenced by the Option Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Options granted hereunder shall not affect in any way the right of the Board, the Committee or the shareholders of the Company to make or authorize any adjustment, recapitalization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures or shares of preferred stock ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding. Nothing contained in the Plan or in any Option Agreement shall confer upon any Employee, non-employee director, independent contractor or consultant any right to (i) continue in the employ of the Company or any of its Subsidiaries, or continue as a director, independent contractor or consultant to the Company or any of its Subsidiaries, or (ii) interfere in any way with the right of the Company or any of its Subsidiaries to terminate his employment, directorship or independent contractor or consultant relationship at any time.

     21. TERM. Unless sooner terminated by action of the Board, this Plan will terminate on July 4, 2010. The Committee may not grant Options under the Plan after that date, but Options granted before that date will continue to be effective in accordance with their terms.

     22. DEFINITIONS. For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

     (a)  "Board" means the Board of Directors of the Company.

     (b)  "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" means the committee of the Board appointed to administer the Plan, or, in the absence of such a Committee, means the Board.



                                        5

     (d) "Common Stock" means the Common Stock which the Company is currently authorized to issue or may in the future be authorized to issue (as long as the Common Stock varies from that currently authorized, if at all, only in amount of par value).

     (e)  "Company" means V-Formation, Inc., a New Jersey corporation.

     (f)  "Employee" means an individual who is employed,  within the meaning of
          Section 3401 of the Code, by the Company or by a Subsidiary. The Committee shall determine when an Employee's period of employment terminates and when such period of employment is deemed to be continued during an approved leave of absence.

     (g) "Incentive Option" means an Option granted under the Plan which meets the requirements of Section 422 of the Code.

     (h) "Key Employee" means any Employee whose performance and responsibilities are determined by the Committee to have a direct and significant effect on the performance of the Company and its Subsidiaries.

     (i) "Non-qualified Option" means an Option granted under the Plan which is not intended to be an Incentive Option.

     (j) "Option" means an option granted pursuant to the Plan to purchase shares of Common Stock, whether granted as an Incentive Option or as a Non-qualified Option.

     (k) "Option Agreement" means, with respect to each Option granted to a Participant, the signed written agreement between the Participant and the Company setting forth the terms and conditions of the Option.

     (l) "Option Period" means the period during which an Option may be exercised.

     (m) "Parent" means any corporation in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     (n) "Participant" means an individual to whom an Option has been granted under the Plan.

     (o) "Plan" means this V-Formation, Inc. 2001 Stock Option Plan, as set forth herein and as it may be amended from time to time.

     (p) "Qualifying Shares" means shares of Common Stock which either (i) have been owned by the Participant for more than six months and have been "paid for" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, or (ii) were obtained by the Participant in the public market.

     (q) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 80% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any of such corporations.


                                        6

                                V-FORMATION, INC.
                                -----------------

                               EXHIBITS 5 AND 24.1
                                -----------------

                        OPINION OF ANDREW I. TELSEY, P.C.
                                -----------------

ANDREW I. TELSEY, P.C. Attorney at Law
--------------------------------------------------------------------------------
    12835 E. Arapahoe Road, Tower One, Penthouse #803, Englewood, Colorado 80112
     Telephone: 303/768-9221 - Facsimile: 303/768-9224 - E-Mail: aitelsey@cs.com



September 18, 2001



Mr. Richard Stelnick, Chief Executive Officer
V-Formation, Inc.
170 Beaver Brook Road
Lincoln Park, NJ 07035

Re:  V-Formation, Inc.

Dear Mr. Stelnick:

In connection with the 3,000,000 shares of Common Stock, no par value per share (the "Shares"), of V-Formation, Inc. (hereinafter called the "Company"), included in the Company's 2001 Stock Option Plan (the "Plan"), which Shares are proposed to be registered on Form S-8 under the Securities Act of 1933, as amended, we have examined the following instruments and documents:

1. Articles of Incorporation of the Company, as amended;

2. Bylaws of the Company, as amended to date;

3. Copies of certain resolutions adopted by the Board of Directors of the Company adopting the Plan and authorizing the reservation for issuance of up to 3,000,000 shares of the Company's Common Stock (the "Shares"), underlying the various options to be issued pursuant to the Plan.

We have examined such other instruments, documents and records and made such further investigations as we have deemed necessary for the purposes of rendering the following opinion.

Based on the foregoing, it is our opinion that:

(i) The Company is a corporation which has validly filed its Articles of Incorporation under the laws of the State of New Jersey;

(ii) The Plan and the Shares included in the Plan have been duly and validly authorized by all necessary action on the part of the Company; the Shares issuable pursuant to the Plan and upon exercise of the stock options authorized pursuant to the Plan have been duly and validly authorized and, upon payment therefor in accordance with the terms of such issuance and stock option(s), will be validly issued, fully paid and nonassessable by the Company;

(iii) The rights attendant to the Plan and the Shares reserved for issuance thereunder conform to the description thereof contained in the Prospectus;

(iv) No authorization, approval, consent or license of any regulatory body or authority (other than under the Act and the securities or Blue Sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the stock options and Shares reserved for issuance thereunder, or if so required, all such authorizations, approvals, consents and licenses have been obtained and are in full force and effect;

(v) The Registration Statement and the Prospectus (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder;

(vi) Such counsel have participated in the preparation of the Registration Statement and Prospectus and no facts have come to the attention of such counsel to lead them to believe that either the Registration Statement or the Prospectus (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading;

Mr. Richard Stelnick, Chief Executive Officer
V-Formation, Inc.
September 18, 2001
Page 2

(vii) Such counsel does not know of any material statutes or regulations or legal or governmental proceedings required to be described in the Prospectus which are not correctly described in all material respects as required, nor of any material contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

We hereby consent to the use of this opinion in the said Registration Statement being filed with the Securities and Exchange Commission and further consent to the reference to this firm in the Prospectus.

Very truly yours,

s/Andrew I. Telsey, P.C.

ANDREW I. TELSEY, P.C.

                                V-FORMATION, INC.
                                -----------------

                                  EXHIBIT 24.2
                                -----------------

                       CONSENT OF HORTON & COMPANY, L.L.C.
                                -----------------

HORTON & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS, L.L.C.










                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the V-Formation, Inc. 2001 Stock Option Plan, of our report dated April 17, 2001, relating to the balance sheet of V-Formation, Inc. as of December 31, 2000 and 1999 and the related statements of operations, stockholders' equity and cash flows for the years then ended.



                                            s/Horton & Company, L.L.C.

                                            HORTON & COMPANY, L.L.C.






Wayne, New Jersey
September 17, 2001


1680 ROUTE 23, SUITE 110, WAYNE, NEW JERSEY 07470
TEL: 973-305-9800, FAX: 973-305-8213